UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2022

SOW GOOD INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53952	27-2345075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1440 N Union Bower Rd

Irving, TX 75061

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (214) 623-6055

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	SOWG	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)

On April 11, 2022, the Company appointed Joe Mueller as a member of the Board of Directors of the Company effective immediately. Mr. Mueller will stand for re-election at the Company’s next annual meeting. Mr. Mueller has been named and has consented to serve on the Company’s Audit Committee. His appointment to the Board of Directors is not pursuant to any arrangement or understanding between Mr. Mueller and any other person.

Pursuant to the Company’s Non-Employee Director Compensation Plan, Mr. Mueller will receive annual compensation of $25,000, to be paid in cash or common stock, at the Company’s election, beginning with his appointment and continuing on each subsequent October 1 thereafter. On April 11, 2022, the Company issued an aggregate of 8065 shares to Mr. Mueller under the Non-Employee Director Compensation Plan, which represents the number of shares to be issued based on the closing price of the Company’s shares on the OTCQB marketplace on March 31, 2022.

Pursuant to the Company’s 2020 Stock Incentive Plan (the “2020 Equity Plan”), Mr. Mueller was also granted options to purchase 24,151 shares of the Company’s common stock at an exercise price of $3.10 per share, which represents the closing price of the Company’s shares on the OTCQB marketplace on March 31, 2022. These options will vest 20% as of April 11, 2023 and 20% each anniversary thereafter until fully vested. As a condition of accepting grants of stock options under the 2020 Equity Plan, Mr. Mueller is required to enter into a Non-Qualified Stock Option Grant Agreement with the Company, a form of which was attached as Exhibit 99.2 to the Form 8-K filed with the Securities and Exchange Commission on February 26, 2020.

Background and Experience of Joe Mueller

Joe Mueller is the Vice President of Industry and Customer Development for Kellogg Company. Mr. Mueller includes leading Kellogg Company’s external engagement strategy, and representing Kellogg across the global industry. He also serves as a board member for the American Heart Association.

During his more than three decades in the consumer packaged goods industry, Mr. Mueller has served in several key management roles, including serving as the vice president of sales of various divisions within Kellogg, including its Walmart, Keurig Green Mountain, Breakfast, and Health & Wellness teams. In these roles, Mr. Mueller was responsible for marketing strategy, product development, and sales organization, alongside regularly interfacing with key corporate leaders. Prior to his executive roles, Mr. Mueller managed retail stores across the country and worked in several sales positions at Kellogg.

There are no family relationships between Mr. Mueller and any other director or executive officer of the Company and no transactions in which Mr. Mueller has an interest requiring disclosure under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOW GOOD INC.

	By:	/s/ Claudia Goldfarb
Claudia Goldfarb
Chief Executive Officer

Date: April 11, 2022

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